July 29, 1998



        Terex Corporation
        500 Post Road East
        Westport, Connecticut 06880

                 Re: Terex Corporation Registration Statement on Form S-4 (Registration No. 333-53561)

        Ladies and Gentlemen:

                          We are rendering this opinion in connection with the registration by Terex Corporation (the "Company") pursuant to the above-captioned Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of the Company's 8-7/8% Senior Subordinated Notes due 2008 (the "Notes"), payment of principal and interest of which is guaranteed by Terex Cranes, Inc., PPM Cranes, Inc., Koehring Cranes, Inc., Terex Telelect, Inc., Terex Aerials, Inc., Terex-RO Corporation, Payhauler Corp. and Terex Mining Equipment, Inc.

                          We are familiar with the proceedings undertaken by the
        Company in connection with the authorization and issuance of the Notes. We have also examined the Company's Registration Statement. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

                          Based on the foregoing, it is our opinion that each of the Notes has been duly authorized by the Company and, when issued in accordance with the terms of the governing Indenture, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, marshalling and other similar laws relating to creditors' rights generally or by general principles of equity (whether considered in an action at law or in equity) and to the discretion of the court before which any such proceeding may be brought.

                          Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

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        Terex Corporation
        July 29, 1998
        Page 2


                          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                                Very truly yours,



                                                /s/ Robinson Silverman Pearce
                                                    Aronson & Berman LLP